UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 8, 2005, Engelhard Corporation issued a press release reporting that it has completed the purchase of all of the outstanding capital stock of Almatis AC, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

The following are filed as exhibits to this report:

99.1	Press Release dated September 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	September 8, 2005	/s/ Michael A. Sperduto
Name: Michael A. Sperduto
Title: Vice President and Chief Financial Officer

Exhibit 99.1

Contact

Ted Lowen

(Media)

732-205-6360

Gavin A. Bell

(Investor Relations)

732-205-6313

Ref. #C1420

Engelhard Corporation

101 Wood Avenue, P.O. Box 770

For immediate release	Iselin, NJ 08830-0770

ENGELHARD ACQUIRES ADSORBENTS BUSINESS;

EXPANDS TECHNOLOGY BASE, MARKET REACH

ISELIN, NJ, September 8, 2005 – Engelhard Corporation (NYSE:EC) announced today that it has acquired U.S.-based Almatis AC, Inc., formerly the adsorbents and catalyst business of Almatis. The purchase price was not disclosed.

Almatis AC is a major developer and producer of alumina-based adsorbents and purification catalysts for the natural gas, petrochemical, compressed air and hydrogen peroxide markets.

The acquisition strengthens Engelhard’s leadership position in moisture control and purification for a variety of industries around the world. It expands the company’s technology portfolio to include high-purity alumina products, catalyst supports and alumina-based adsorbents and desiccants. Engelhard also acquires new production capabilities, including two manufacturing and product-development facilities in Port Allen and Vidalia, Louisiana.

“This acquisition will be accretive to earnings and provide positive cash flow from operations in the first full year,” said Barry W. Perry, Engelhard’s chairman and chief executive officer. “It supports our growth strategy of broadening our competencies in surface and materials science and expanding our portfolio of applications and served markets.”

“Almatis AC brings Engelhard unique alumina-based products that complement our current portfolio of mineral and silica adsorbents and catalysts,” said Craig Ostroff, general manager of Engelhard’s separation systems. “It will help us meet the increased global demand for technologies to produce cleaner fuels, air and water.”

Engelhard provides a range of innovative and cost-effective technologies that remove water and undesirable contaminants from natural gas, industrial gases, fuels, petrochemicals and other products. For example, Engelhard Sorbead® silica-gel adsorbents effectively remove moisture and hydrocarbons from air or natural gas. The newly acquired products provide an ideal complement to Sorbead adsorbents by removing hydrogen sulphide.

The acquisition enhances Engelhard’s strong position in purification adsorbents for the hydrogen peroxide, petroleum refining and petrochemical markets. It also gives Engelhard an especially strong presence in the air-drying market and in the growing market for natural gas purification.

Almatis, which formerly owned Almatis AC, is the global leader in development, manufacture and supply of high-quality, specialty alumina products.

Engelhard Corporation is a surface and materials science company that develops technologies to help customers improve their products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

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